CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Industries, Inc. of our report (dated November 14, 1997 relating to the financial statements), which appears in the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended October 2, 1999.


PRICEWATERHOUSECOOPERS LLP



Florham Park, New Jersey
February 23, 2000